INVESTMENT AGREEMENT
by and among
OWLET, INC.
and
THE INVESTORS LISTED IN SCHEDULE 1
(INSTITUTIONAL ACCOUNTS)
Dated as of February 17, 2023

TABLE OF CONTENTS
i

Schedules and Exhibits
Schedule 1: Schedule of Purchasers
Exhibit A: Form of Certificate of Designation
Exhibit B: Form of Warrant
Exhibit C: Form of Amended and Restated Stockholders Agreement
Exhibit D: Form of Joinder Agreement

ii

INVESTMENT AGREEMENT
This INVESTMENT AGREEMENT (this “Agreement”), dated as of February 17, 2023 by and among Owlet, Inc., a Delaware corporation (the “Company”), and the several Purchasers listed on Schedule 1 hereto (together with their successors and permitted assigns, each a “Purchaser” and, collectively, the “Purchasers”). Capitalized terms not otherwise defined where used shall have the meanings ascribed thereto in Article 1.
WHEREAS, each Purchaser desires to purchase from the Company, and the Company desires to issue and sell to each such Purchaser, (a) an aggregate number of shares (the “Preferred Shares”) of the Company’s Series A Preferred Stock, par value $0.0001 per share (referred to herein as the “Series A Preferred Stock”), having the designations, powers, preferences, rights, qualifications, limitations and restrictions, as specified in the form of Certificate of Designation attached hereto as Exhibit A (the “Certificate of Designation”) and (b) warrants substantially in the form attached hereto as Exhibit B (the “Warrants”) to purchase an aggregate number of shares of Company Common Stock (as defined below), in each case, in the amounts set forth opposite such Purchaser’s name on Schedule 1, and to be issued in accordance with the terms and conditions of the Certificate of Designation, the Warrants, this Agreement and the Investment Agreement dated as of the date of this Agreement and on substantially identical terms as this Agreement (the “Additional Investment Agreement”);
WHEREAS, the Company and each Purchaser desire to enter into certain agreements set forth herein; and
WHEREAS, prior to the execution hereof, the Board of Directors (as defined below) or an authorized committee thereof approved and authorized the execution and delivery of this Agreement and the other Transaction Agreements (as defined below) and the consummation of the Transactions (as defined below).
NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained and intending to be legally bound hereby, the parties hereby agree as follows:
ARTICLE 1
DEFINITIONS
Section 1.01Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:
“2023 Annual Meeting” shall have the meaning set forth in Section 4.14.
“Action” shall have the meaning set forth in Section 4.07(a).
“Additional Investment Agreement” shall have the meaning set forth in the preamble hereto.
“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer of the Company or the Board of Directors, after consultation with counsel to the Company, (i) would be required to be made in any registration statement or prospectus in order for the applicable registration statement or prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the registration statement were not being filed, declared effective or used, as the case may be, and (iii) the Company has a bona fide business purpose for not making such information public.
“Affiliate” shall mean, with respect to any Person, any other Person which directly or indirectly controls or is controlled by or is under common control with such Person. Notwithstanding the foregoing, with respect to each Purchaser (a) the Company and the Company’s Subsidiaries shall not be considered Affiliates of such Purchaser or any of such Purchaser’s Affiliates and (b) no portfolio company of a Purchaser or its Affiliates shall be deemed an Affiliate of such Purchaser and its other Affiliates so long as such portfolio company has not been directed, encouraged, instructed, assisted or advised by, or coordinated with, such Purchaser or any of its Affiliates in carrying out any act contemplated or prohibited by this Agreement. As used in this definition, “control” (including its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).
“Agreement” shall have the meaning set forth in the preamble hereto.
“Anti-Money Laundering Laws” shall have the meaning set forth in Section 3.01(n)(ii).
“Board of Directors” shall mean the board of directors of the Company.
“Breach” shall have the meaning set forth in Section 3.01(r).
“Business Day” shall mean any day, other than a Saturday, Sunday or a day on which banking institutions in the City of New York, New York are authorized or obligated by law or executive order to remain closed.
“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity, including, without limitation any common stock or preferred stock of such entity.
“Certificate of Designation” shall have the meaning set forth in the preamble hereto.
“Closing” shall have the meaning set forth in Section 2.02.
“Closing Date” shall have the meaning set forth in Section 2.02.
“Code” shall have the meaning set forth in Section 4.08.
“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Company Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Company Common Stock.
“Company” shall have the meaning set forth in the preamble hereto.
“Company Common Stock” shall mean the Class A common stock, par value $0.0001 per share, of the Company.
“Company Owned Intellectual Property Rights” shall have the meaning set forth in Section 3.01(o).

“Company Reports” shall have the meaning set forth in Section 3.01(g)(i).
“Counsel Expenses” shall have the meaning set forth in Section 4.11.
“Data Security Obligations” shall have the meaning set forth in Section 3.01(q).
“Eclipse” means Eclipse Early Growth Fund I, L.P.
“Enforceability Exceptions” shall have the meaning set forth in Section 3.01(c).
“Environmental Laws” shall have the meaning set forth in Section 3.01(s).
“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended.
“FDA” shall mean the U.S. Food and Drug Administration, or any successor agency thereto.
“FDA Law” shall mean all laws applicable to the operation of the Company’s business related to the research, investigation, development, production, marketing, distribution, storage, shipping, transport, advertising, labeling, promotion, sale, export, import, use, handling and control, safety, efficacy, reliability or manufacturing of medical devices, including (a) the Federal Food, Drug, and Cosmetic Act of 1938 (21 U.S.C. 301 et. seq.); (b) the rules and regulations promulgated and enforced by FDA thereunder, including, as applicable, those requirements relating to the FDA’s Quality System Regulation contained in 21 C.F.R. Part 820, investigational use, premarket notification and premarket approval and applications to market new medical devices; (c) laws governing the conduct of non-clinical laboratory studies, including FDA’s Good Laboratory Practices regulations contained in 21 C.F.R. Part 58; (d) laws governing the development, conduct, performance, monitoring, subject informed consent, auditing, recording, analysis and reporting of clinical trials, including FDA’s Good Clinical Practice regulations contained in 21 C.F.R. Parts 11, 50, 54, 56 and 812; (e) laws governing data-gathering activities relating to the detection, assessment, and understanding of adverse events (including adverse event and malfunction reporting under 21 C.F.R. Part 803) and (f) all comparable state, federal or foreign laws relating to any of the foregoing.
“Fully Subscribing Major Investor” shall have the meaning set forth in Section 4.12(b).
“GAAP” shall mean U.S. generally accepted accounting principles.
“Government Official” shall have the meaning set forth in Section 3.01(n)(i).
“Governmental Entity” shall mean any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign, and any applicable industry self-regulatory organization.
“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.
“Indemnification Notice” shall have the meaning set forth in Section 4.07(b).
“Indemnitee” shall have the meaning set forth in Section 4.07(a).
“Intellectual Property Rights” shall have the meaning set forth in Section 3.01(o).

“Investor Parties” shall mean each Purchaser and each transferee of each Purchaser to whom shares of Series A Preferred Stock or Company Common Stock are transferred.
“IRS” shall mean the U.S. Internal Revenue Service.
“IT Systems and Data” shall have the meaning set forth in Section 3.01(r).
“Joinder” shall mean, with respect to any Person permitted to sign such document in accordance with the terms hereof, a joinder executed and delivered by such Person, providing such Person to have all the rights and obligations of a Purchaser under this Agreement, in form and substance substantially as attached hereto as Exhibit D or such other form as may be agreed to by the Company and a Purchaser.
“Losses” shall have the meaning set forth in Section 4.07(a).
“Major Investor” shall mean each Investor Party and its Affiliates that collectively initially held 10,000 shares of Series A Preferred Stock for so long as such Investor Party collectively with its Affiliates continues to hold or beneficially own at least 5,000 shares of Series A Preferred Stock.
“Material Adverse Effect” shall mean any events, changes or developments that, individually or in the aggregate:
(i)    have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, other than any event, change or development resulting from or arising out of the following:
(a)    events, changes or developments generally affecting the economy, the financial or securities markets, or political, legislative or regulatory conditions, in each case in the United States or elsewhere in the world;
(b)    events, changes or developments in the industries in which the Company or any Company Subsidiary conducts its business;
(c)    any adoption, implementation, promulgation, repeal, modification, reinterpretation or proposal of any rule, regulation, ordinance, order, protocol or any other law of or by any national, regional, state or local Governmental Entity, or market administrator;
(d)    any changes in GAAP or accounting standards or interpretations thereof;
(e)    epidemics, pandemics, earthquakes, any weather-related or other force majeure event or natural disasters or outbreak or escalation of hostilities or acts of war or terrorism or cyberattacks;
(f)    the announcement or the existence of, compliance with or performance under, this Agreement or the transactions contemplated hereby;
(g)    any taking of any action at the request of any Purchaser;
(h)    any failure by the Company to meet any financial projections or forecasts or estimates of revenues, earnings or other financial metrics for any period (provided that the exception in this clause (h) shall not prevent or otherwise affect a determination that any event, change, effect or development underlying such failure has resulted in a Material Adverse Effect so long as it is not otherwise excluded by this definition); or
(i)    any changes in the share price or trading volume of the Company Common Stock or in the Company’s credit rating (provided that the exception in this clause (i) shall not prevent or otherwise affect a determination that any event, change, effect or development underlying such change has resulted in a Material Adverse Effect so long as it is not otherwise excluded by this definition); except, in each case with respect to subclauses (a) through (e), to the extent that such event, change or development disproportionately affects the Company and its Subsidiaries, taken as a whole, relative to other similarly situated companies in the industries in which the Company and its Subsidiaries operate; or
(ii)     materially and adversely affect or delay the Company’s power or ability to consummate the Transactions or perform its obligations under the Transaction Agreements.
“New Securities” shall have the meaning set forth in Section 4.12(a).
“NYSE” shall mean The New York Stock Exchange.
“Offer Notice” shall have the meaning set forth in Section 4.12(a).
“Person” or “person” shall mean an individual, corporation, limited liability or unlimited liability company, association, partnership, trust, estate, joint venture, business trust or unincorporated organization, or a government or any agency or political subdivision thereof, or other entity of any kind or nature.
“Personal Data” shall have the meaning set forth in Section 3.01(q).
“Preemptive Securities” shall mean (a) with respect to the Company, shares of Company Common Stock, preferred stock or any other class or series of Capital Stock of the Company, (b) any warrants, options, rights or other securities exchangeable or exercisable for, or convertible into, any Preemptive Securities described in clause (a), and (c) any indebtedness instrument for borrowed money (whether in the form of notes or loans) issued by the Company and exchangeable or exercisable for, or convertible into, any Preemptive Securities described in the foregoing clauses (a) and (b).
“Preferred Shares” shall have the meaning set forth in the preamble hereto.
“Pro Rata Percentage” means a fraction equal to (a) the number of outstanding shares of Company Common Stock plus the number of shares of Company Common Stock underlying the shares of Series A Preferred Stock on an as-converted basis, in each case held by the Major Investor collectively with its Affiliates divided by (b) the number of outstanding shares of Company Common Stock plus the number of shares of Company Common Stock underlying all outstanding shares of Series A Preferred Stock on an as-converted basis.
“Purchase Notice” shall have the meaning set forth in Section 4.12(b).
“Purchase Price” shall have the meaning set forth in Section 2.01.
“Purchaser” shall have the meaning set forth in the preamble hereto.

“Purchaser Affiliates” means, collectively and individually, the Affiliates of each Purchaser.
“Quality System Regulation” shall mean the Quality System Regulation under 21 C.F.R. Part 820.
“Registration Rights Agreement” shall mean that certain Amended and Restated Registration Rights Agreement, dated as of July 15, 2021, by and among the Company and the parties named therein.
“Registration Statement” shall mean any registration statement of the Company filed or to be filed with the SEC under the rules and regulations promulgated under the Securities Act, including the related prospectus, amendments and supplements to such registration statement, and including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.
“Regulatory Approval Condition” shall mean the Investor Parties or any of their Affiliates is required to wait for the expiration of any waiting period under, file any notice, report or other submission with, or obtain any consent, registration, approval, permit or authorization from any governmental entity under any applicable law in connection with such transaction, including under (a) any U.S. or non-U.S. competition, merger control, antitrust or similar law, (b) any law that may be applicable to the direct or indirect ownership of equity in the Company and its Subsidiaries or (c) any law related to the foregoing.
“Rule 144” shall mean Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.
“Sanctions” shall have the meaning set forth in Section 3.01(n)(iii)(A).
“SEC” shall mean the U.S. Securities and Exchange Commission.
“Securities” shall have the meaning set forth in Section 2.01.
“Securities Act” shall mean the U.S. Securities Act of 1933, as amended.
“Series A Conversion Rate” shall have the meaning set forth in the Certificate of Designation.
“Series A Preferred Stock” shall have the meaning set forth in the preamble hereto.
“Shelf Registration Statement” shall have the meaning set forth in Section 4.10.
“SLAP” shall mean a supplemental listing application in accordance with the rules of the NYSE.
“Stockholder Approval” shall have the meaning set forth in Section 4.14.
“Stockholders Agreement” shall have the meaning set forth in Section 2.02(b)(ii)(C).
“Subsidiary” shall mean, with respect to any Person, any other Person of which 50% or more of the shares of the voting securities or other voting interests are owned or controlled, or the ability to select or elect 50% or more of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries, or by such first Person, or by such first Person and one or more of its Subsidiaries.
“Suspension Event” shall have the meaning set forth in Section 4.10(b).
“Tax” or “Taxes” shall mean all U.S. or non-U.S. federal, state, and local income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, value-added, and other taxes imposed by a Governmental Entity, together with all interest, penalties and additions to tax imposed with respect thereto, whether disputed or not.
“Tax Return” shall mean a report, return, schedule, statement, or other document (including any amendments thereto) required to be supplied to a Governmental Entity with respect to Taxes.
“Transaction Agreements” shall have the meaning set forth in Section 3.01(c).
“Transactions” shall have the meaning set forth in Section 3.01(c).
“U.S. Treasury Regulations” shall mean the regulations promulgated under the Code by the U.S. Department of the Treasury.
“Undersubscribed New Securities” shall have the meaning set forth in Section 4.12(b).
“Undersubscribing Major Investor” shall have the meaning set forth in Section 4.12(b).
“Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Company Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Company Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Company Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price.
“Warrants” shall have the meaning set forth in the preamble hereto.
Section 1.02General Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Unless otherwise specified, the terms “hereto,” “hereof,” “herein” and similar terms refer to this Agreement as a whole (including the exhibits, schedules and disclosure statements hereto), references to “the date hereof” refer to the date of this Agreement and references herein to Articles or Sections refer to Articles or Sections of this Agreement. References to any law or statute shall be deemed to refer to such law or statute as amended from time to time and, if applicable, to any rules or regulations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.
ARTICLE 2
SALE AND PURCHASE OF THE SECURITIES
Section 1.01Sale and Purchase of the Securities. Subject to the terms and conditions of this Agreement, the Company shall issue and sell to each Purchaser, severally and not jointly, and each such Purchaser shall purchase and acquire from the Company at the Closing, (i) an aggregate number of Preferred Shares and (ii) Warrants to purchase an aggregate number of shares of Company Common Stock (such Preferred Shares and Warrants, together, the “Securities”), in each case as listed opposite such Purchaser’s name on Schedule 1 hereto for the purchase price set forth opposite such Purchaser’s name on Schedule 1 attached hereto (such price, the “Purchase Price”).
Section 1.02The Closing.
(a)Subject to the satisfaction or waiver of the conditions for the Closing set forth in this Section 2.02, the Closing (the “Closing”) of the purchase and sale of the Securities hereunder shall take place remotely via the electronic exchange of documents and signatures at 10:00 a.m. Eastern time on the date hereof, or at such other place, time or date as may be mutually agreed upon in writing by the Company and the Purchasers (the date on which the Closing actually occurs, the “Closing Date”).
(b)To effect the purchase and sale of the Securities, upon the terms and subject to the conditions set forth in this Agreement, at or before the Closing the Company shall:
(i)duly file, or cause to be duly filed, the Certificate of Designation with the Secretary of State of the State of Delaware and deliver a certified copy of the Certificate of Designation that was duly filed with the Secretary of State of the State of Delaware to each Purchaser; and
(ii)deliver or cause to be delivered to each Purchaser:
(A)evidence of issuance of the Preferred Shares to such Purchaser in a form reasonably acceptable to such Purchaser, credited to book-entry accounts maintained by the transfer agent of the Company, free and clear of any liens, other than transfer restrictions under this Agreement, the Certificate of Designation and applicable federal and state securities laws and those created by such Purchaser;
(B)duly executed counterpart signature pages to the warrant certificate representing the Warrants issued to such Purchaser;
(C)duly executed counterpart signature pages to the Amended and Restated Stockholders Agreement, by and among the Company and the other parties named therein, in substantially in the form attached hereto as Exhibit C (the “Stockholders Agreement”); and
(D)any other customary documents or certificates reasonably requested by the Purchasers which are reasonably necessary to give effect to the Closing.

(c)To effect the purchase and sale of the Securities, upon the terms and subject to the conditions set forth in this Agreement, at or before the Closing each Purchaser shall:
(i)cause a wire transfer to be made in same day funds to an account of the Company designated in writing by the Company to the Purchasers in an amount equal to the Purchase Price for the applicable Securities;
(ii)deliver or cause to be delivered to the Company a duly completed and executed IRS Form W-9 or applicable IRS Form W-8, as applicable;
(iii)deliver or cause to be delivered to the Company a duly executed counterpart signature page to the warrant certificate representing the Warrants issued such Purchaser; and
(iv)in the case of Eclipse, deliver or cause to be delivered to the Company a duly executed counterpart signature page to the Stockholders Agreement.
(d)The obligations of the Company and each Purchaser to consummate the Closing are subject to the satisfaction or waiver of the following conditions:
(i)no statute, rule, order, decree or regulation shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Entity which temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the Closing.
(e)The obligations of each Purchaser to consummate the Closing are subject to the satisfaction or waiver of the following conditions:
(i)the Company shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be performed or complied with by it on or prior to the Closing and shall have delivered to each Purchaser all instruments, agreements and other items required to be delivered by the Company at or prior to the Closing;
(ii)the expense reimbursement contemplated by Section 4.11 shall have been satisfied (which shall be substantially simultaneous with the Closing); and
(iii)(A) the Company shall have filed with the NYSE a SLAP for the listing of the shares of Company Common Stock issuable upon conversion or exercise of such Securities, (B) the NYSE shall have approved such SLAP subject to notice of issuance and (C) the NYSE shall have informed the Company that the issuance and conversion or exercise of the Securities will not require stockholder approval, except as contemplated in Section 4.14.
(f)The obligations of the Company to sell and issue the Securities to each Purchaser are subject to the satisfaction or waiver of the following conditions as of the Closing:
(i)such Purchaser shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES
Section 1.01Representations and Warranties of the Company. Except as disclosed in the Company Reports filed with or furnished to the SEC and publicly available prior to the date hereof (excluding in each case any disclosures set forth in the risk factors or “forward-looking statements” sections of such reports and any other disclosures included therein to the extent they are primarily predictive or forward-looking in nature), the Company represents and warrants to the Purchasers, as of the date hereof, as follows:
(a)Existence and Power.
(i)The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own or lease its property and to conduct its business as it is being conducted on the date of this Agreement, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(ii)Each Company Subsidiary has been duly incorporated, organized or formed, is validly existing as a corporation or other business entity in good standing under the laws of the jurisdiction of its incorporation, organization or formation (to the extent that the concept of good standing is applicable in such jurisdiction), has the corporate or other business entity power and authority to own or lease its property and to conduct its business as it is being conducted on the date of this Agreement, and is duly qualified to transact business and is in good standing (to the extent that the concept of good standing is applicable in such jurisdiction) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing (to the extent that the concept of good standing is applicable in such jurisdiction) would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; all of the issued shares of Capital Stock or other equity interests of each Company Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.
(b)Capitalization. The authorized share capital of the Company consists of 1,000,000,000 shares of Company Common Stock, par value $0.0001 per share, and 100,000,000 shares of preferred stock, par value $0.0001 per share. As of September 30, 2022, there were (i) 114,852,448 shares of Company Common Stock issued and outstanding and no shares of preferred stock of the Company issued and outstanding, (ii) options to purchase an aggregate of 8,097,810 shares of Company Common Stock outstanding, (iii) 7,842,631 shares of Company Common Stock underlying the Company’s outstanding restricted stock unit awards and 1,222,526 shares of Company Common Stock underlying the Company’s outstanding performance restricted stock unit awards (in each case, assuming maximum vesting of such awards), (iv) 119,413 shares committed to be purchased under the Company’s Employee Stock Purchase Program but not yet issued and (v) warrants to purchase 18,100,000 shares of Company Common Stock issued and outstanding. Since September 30, 2022, (A) the Company has only issued restricted stock unit awards or performance restricted stock unit awards or other rights to acquire shares of Company Common Stock in the ordinary course of business consistent with past practice and (B) the only shares of Capital Stock issued by the Company were pursuant to exercise of outstanding warrants, outstanding options, restricted stock unit awards, performance restricted stock unit awards and other compensatory rights to purchase shares of Company Common Stock granted to employees, directors or other service providers. All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and nonassessable, and are not subject to and were not issued in violation of any preemptive or similar right, purchase option, call or right of first refusal or similar right. Except as disclosed in the Company Reports filed with or furnished to the SEC, and as provided in this Section 3.01(b), the Certificate of Designation and the Warrants, there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements or commitments obligating the Company to issue, transfer or sell, or cause to be issued, transferred or sold, any Capital Stock of the Company or any securities convertible into or exchangeable for such Capital Stock and there are no current outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any of its shares of Capital Stock, except with respect to the acquisition of shares of Company Common Stock by the Company to satisfy the payment of the applicable exercise price or withholding taxes for equity awards. The Company has not declared or paid any dividends.
(c)Authorization. The execution, delivery and performance of this Agreement, the Additional Investment Agreement, the Certificate of Designation, the Warrants, the Stockholders Agreement and any and all other agreements or instruments executed and delivered to the Purchaser by the Company hereunder or thereunder, as applicable (collectively, the “Transaction Agreements”) and the consummation of the transactions contemplated herein and therein (collectively, the “Transactions”) have been duly authorized by the Board of Directors and all other necessary corporate action on the part of the Company, and, subject to Section 4.14 and Section 4.16, no other corporate actions on the part of the Company, including any vote of the stockholders of the Company to approve the Transactions, the issuance of the Securities and the issuance of the shares of Company Common Stock upon conversion or exercise of the Securities are necessary or required in connection with the Transactions. Assuming this Agreement constitutes the valid and binding obligation of each Purchaser, this Agreement is a valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to the limitation of such enforcement by (A) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium, fraudulent transfer, preference or other laws affecting or relating to creditors’ rights generally or (B) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law (the “Enforceability Exceptions”). On the Closing Date, each of the Warrants and the Stockholders Agreement will be duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties thereto, will be a valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to the Enforceability Exceptions.
(d)General Solicitation; No Integration. Neither the Company nor any other Person or entity authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of the Securities. The Company has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which, to its knowledge, is or will be integrated with the Securities sold pursuant to this Agreement.
(e)Valid Issuance. The Securities have been duly authorized by all necessary corporate action of the Company. When issued and sold against receipt of the consideration therefor, (i) the Warrants will be valid and legally binding obligations of the Company, enforceable in accordance with their terms against the Company, subject to the limitation of such enforcement by the Enforceability Exceptions, and (ii) the Securities will be validly issued, fully paid and nonassessable, and shall be free and clear of all liens and restrictions on transfer, except for restrictions on transfer set forth in the Transaction Agreements or imposed by applicable securities laws. The Company has available and has reserved for issuance the maximum number of shares of Company Common Stock initially issuable (x) upon conversion of the Preferred Shares and (y) upon exercise of the Warrants, if such conversion or exercise were to occur immediately following Closing. The Company Common Stock to be issued upon conversion or exercise of the Securities in accordance with the terms thereof has been duly authorized and reserved for issuance, and when issued upon conversion or exercise of the Securities, all such Company Common Stock will be validly issued, fully paid and nonassessable and free of pre-emptive or similar rights.
(f)Non-Contravention/No Consents. The execution, delivery and performance of the Transaction Agreements, the issuance of the shares of Company Common Stock upon conversion or exercise of the Securities in accordance with the terms thereof and the consummation by the Company of the Transactions, does not conflict with, violate or result in a breach of any provision of, or constitute a default under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, (i) the certificate of incorporation or bylaws of the Company, (ii) any mortgage, note, indenture, deed of trust, lease, license, loan agreement or other agreement binding upon the Company or any Company Subsidiary or (iii) any permit, license, judgment, order, decree, ruling, injunction, statute, law, ordinance, rule or regulation applicable to the Company or any Company Subsidiary other than in the cases of clauses (ii) and (iii) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Assuming the accuracy of the representations of each Purchaser set forth herein, other than: (A) pursuant to any requirements or regulations in connection with the issuance of Company Common Stock upon the conversion or exercise of the Securities in accordance with the terms thereof, including the filing of a SLAP with NYSE or filings under state securities or “blue sky” laws; (B) any required filings pursuant to the Exchange Act or the rules of the SEC, NYSE or state regulators; or (C) as have been obtained prior to the date of this Agreement, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required on the part of the Company or any Company Subsidiary in connection with the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions, except for any consent, approval, order, authorization, registration, declaration, filing, exemption or review the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
(g)Reports; Financial Statements.
(i)The Company has filed or furnished with the SEC, as applicable, (A) its annual report on Form 10-K for its fiscal year ended December 31, 2021, (B) its quarterly reports on Form 10-Q for its fiscal quarters ended March 31, June 30 and September 30, 2022, (C) its definitive proxy statement relating to the annual meeting of the stockholders of the Company held in 2022, (D) all other forms, reports, schedules and other statements required to be filed or furnished by it with the SEC under the Exchange Act or the Securities Act since July 15, 2021 (collectively, the “Company Reports”). As of its respective date, and, if amended, as of the date of the last such amendment, each Company Report complied in all material respects as to form with the applicable requirements of the Securities Act and the Exchange Act, and any rules and regulations promulgated thereunder applicable to such Company Report. As of its respective date, and, if amended, as of the date of the last such amendment, no Company Report contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

(ii)Each of the consolidated balance sheets, and the related consolidated statements of operations, income, stockholders’ equity (deficit) and cash flows, included in the Company Reports filed with the SEC under the Exchange Act: (A) have been prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries; (B) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates shown and the results of the consolidated operations, changes in stockholders’ equity and cash flows of the Company and its consolidated Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; (C) have been prepared in accordance with GAAP consistently applied during the periods involved, except as otherwise set forth therein or in the notes thereto; and (D) otherwise comply in all material respects with the requirements of the SEC.
(iii)Except as disclosed in Company Reports, the Company and its Subsidiaries have established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of Company financial statements for external purposes in accordance with GAAP.
(iv)Except as disclosed in Company Reports and other than the transactions contemplated by this Agreement, there has been no transaction, or series of related transactions, agreements, arrangements or understandings, nor is there any proposed transaction, or series of related transactions, agreements, arrangements or understandings, that would be required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC under the Securities Act that have not been disclosed in the Company Reports.
(h)Absence of Certain Changes. Since September 30, 2022, (i) the Company and its Subsidiaries have conducted their respective businesses in all material respects in the ordinary course of business; and (ii) no events, changes or developments have occurred that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.
(i)No Undisclosed Liabilities, etc. As of the date hereof, there are no liabilities of the Company or any Company Subsidiary that would be required by GAAP to be reflected on the face of the balance sheet, except (i) liabilities reflected or reserved against in the financial statements or disclosed in the notes thereto contained in the Company Reports, (ii) liabilities incurred since September 30, 2022 in the ordinary course of business and (iii) liabilities that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(j)Compliance with Applicable Law. Each of the Company and its Subsidiaries has complied in all respects with, and is not in default or violation in any respect of, any law, statute, order, rule, regulation, policy or guideline of any federal, state or local or international Governmental Entity having jurisdiction or otherwise applicable to the Company and its Subsidiaries, other than as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.
(k)Legal Proceedings. There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any Company Subsidiary is a party or to which any of the properties of the Company or any Company Subsidiary is subject that would (i) singly or in the aggregate, reasonably be expected to have a Material Adverse Effect or (ii) challenge the validity of or seek to prevent the Transactions.

(l)Demand Rights. Other than as set forth in the Registration Rights Agreement or this Agreement, there are no contracts, agreements or understandings between the Company and any Person granting such Person (i) the right to require the Company to file a Registration Statement under the Securities Act with respect to any securities of the Company that are not already registered as of the date hereof or (ii) preemptive rights to subscribe for the Company Common Stock issuable upon conversion or exercise of the Securities, except in each case of (i) and (ii), as have been duly waived.
(m)Real Property. The Company and the Company Subsidiaries do not own any real property. The Company and its Subsidiaries have good and marketable title to all personal property owned by them which is material to the business of the Company and the Company Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and would not be reasonably expected to materially interfere with the use made and proposed to be made of such property and buildings by the Company and each Company Subsidiary.
(n)Anti-Corruption, Anti-Money Laundering, and Economic Sanctions Compliance.
(i)(A) None of the Company or any Company Subsidiary, or, to the Company’s knowledge, any controlled affiliate, director, officer, employee, agent or representative of the Company or any Company Subsidiary or affiliate, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (B) the Company and each Company Subsidiary and their respective affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (C) neither the Company nor any Company Subsidiary will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.
(ii)The operations of the Company and each Company Subsidiary are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and each Company Subsidiary conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or Governmental Entity, authority or body or any arbitrator involving the Company or any Company Subsidiary with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
(iii)None of the Company or any Company Subsidiary or, to the Company’s knowledge, any director, officer, employee, agent, controlled affiliate or representative of the Company or any Company Subsidiary, is a Person that is, or is owned or controlled by one or more Persons that are:
(A)the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or
(B)located, organized or resident in a country or territory that is the subject of Sanctions (as of the date of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria).
(iv)The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person:
(A)to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or
(B)in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).
(v)The Company and each Company Subsidiary have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.
(o)Intellectual Property. Except to the extent it would not be reasonably expected to have a Material Adverse Effect: (i) the Company and each Company Subsidiary own or have a valid license to use any and all patents, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, processes or procedures), trademarks, service marks, trade names, domain names, software, data and other worldwide intellectual property or similar proprietary rights, including any and all registrations and applications for registration thereof and any and all goodwill associated therewith (collectively, “Intellectual Property Rights”), in each case, used in or reasonably necessary to the conduct of their businesses as currently conducted; (ii) the Intellectual Property Rights owned or purported to be owned by the Company or any Company Subsidiary (the “Company Owned Intellectual Property Rights”), are solely and exclusively owned by the Company or the Company Subsidiaries, in each case free and clear of all liens, defects or similar encumbrances or other restrictions, other than non-exclusive licenses granted in the ordinary course of business, (iii) the Company Owned Intellectual Property Rights and, to the Company’s knowledge, the Intellectual Property Rights licensed to the Company or any Company Subsidiary, are valid, subsisting and enforceable, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by a third party (A) challenging the validity, scope or enforceability of any such Intellectual Property Rights or (B) alleging that the Company or any Company Subsidiary has infringed, misappropriated or violated any Intellectual

Property Rights of any third party; (iv) neither the Company nor any Company Subsidiary has received any written notice alleging any infringement, misappropriation or other violation of Intellectual Property Rights; (v) to the Company’s knowledge, no third party is infringing, misappropriating or otherwise violating or has infringed, misappropriated or otherwise violated, any Company Owned Intellectual Property Rights; (vi) neither the Company nor any Company Subsidiary infringes, misappropriates or otherwise violates, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights; (vii) all employees or contractors engaged in the development of Intellectual Property Rights on behalf of the Company or any Company Subsidiary have executed an invention assignment agreement whereby such employees or contractors presently assign all of their right, title and interest in and to such Intellectual Property Rights to the Company or a Company Subsidiary, and to the Company’s knowledge no such agreement has been breached or violated; and (viii) the Company and the Company Subsidiaries use, and have used, commercially reasonable efforts to appropriately maintain the confidentiality of all information intended to be maintained as a trade secret (including proprietary confidential software source code).
(p)Open Source Software. Except to the extent it would not be reasonably expected to have a Material Adverse Effect, (i) the Company and the Company Subsidiaries use and have used any and all software and other materials distributed under a “free,” “open source,” or similar licensing model (including but not limited to the MIT License, Apache License, GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Software”) in compliance with all license terms applicable to such Open Source Software; and (ii) neither the Company nor any Company Subsidiary uses or distributes or has used or distributed any Open Source Software in any manner that requires or has required (A) the Company or any Company Subsidiary to permit reverse engineering of any software code or other technology owned by the Company or any Company Subsidiary or (B) any software code or other technology owned by the Company or any Company Subsidiary to be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works or (3) redistributed at no charge.
(q)Data Security; Privacy. The Company and each Company Subsidiary: (i) have complied and are presently in compliance in all material respects with all internal and external written privacy policies, contractual obligations, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other applicable legal obligations, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal, disclosure or other processing by or on behalf of the Company or any Company Subsidiary of personal data, personal information, personally identifiable information, and any similar term as defined by applicable law (“Data Security Obligations”, and such data and information, “Personal Data”); (ii) maintain and have maintained commercially reasonable policies and procedures designed to ensure the Company’s, and the Company Subsidiaries’ compliance with the Data Security Obligations except to the extent it would not be reasonably expected to have a Material Adverse Effect, (iii) have not received any notification of or complaint regarding, and are unaware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance with any Data Security Obligation. There is no action, suit, investigation or proceeding by or before any court or Governmental Entity or authority pending or threatened in writing against the Company or any Company Subsidiary alleging non-compliance with any Data Security Obligation.
(r)Information Technology Systems and Data. Except to the extent it would not be reasonably expected to have a Material Adverse Effect, the information technology assets, equipment, computers, systems, networks, hardware, software, internet websites, applications, data and databases (including the Personal Data, the data of their respective customers, employees, suppliers, vendors and any other third party data maintained, processed or transmitted by or on behalf of the Company and the Company Subsidiaries) used by or on behalf of the Company and Company Subsidiaries (collectively, “IT Systems and Data”) are reasonably adequate for, and operate and perform as required in connection with, the operation of the businesses of the Company and the Company Subsidiaries as currently conducted, free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and each Company Subsidiary take and have taken all reasonable technical and organizational measures necessary to protect the IT Systems and Data. Without limiting the foregoing, the Company and the Company Subsidiaries have used commercially reasonable efforts to establish and maintain, and have established, maintained, implemented and complied with, reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans, consistent with industry standards and practices, that are designed to protect against and prevent the breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or any other compromise or misuse, in each case, of or relating to any IT Systems and Data (“Breach”). There has been no Breach, and the Company and the Company Subsidiaries have not been notified of and have no knowledge of any event or condition that would reasonably be expected to result in, any Breach except as would not be reasonably expected to have a Material Adverse Effect.
(s)Environmental Laws.
(i)The Company and each Company Subsidiary (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(ii)There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(t)Labor Disputes. No material labor dispute with the employees of the Company or any Company Subsidiary exists, or, to the Company’s knowledge, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could, singly or in the aggregate, have a Material Adverse Effect.
(u)Investment Company Act. The Company is not, and immediately after receipt of payment for the Securities at the Closing and the transactions contemplated by the other Transaction Agreements, will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(v)Regulatory Compliance.
(i)Since January 1, 2018, all products developed, tested, investigated, produced, manufactured, labeled, stored, promoted, marketed, imported, exported, distributed, or sold by or on behalf of the Company and its Subsidiaries have been, and are being, developed, tested, investigated, produced, manufactured, labeled, distributed, stored, promoted, marketed, imported, exported, distributed and sold in compliance in all respects with applicable FDA Laws, including, as applicable, those relating to non-clinical research, clinical research, establishment registration, device listing, premarket notification, Quality System Regulation, labeling, advertising, record-keeping, device importation and exportation, adverse event and malfunction reporting and reporting of corrections and removals except as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(ii)Except as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, (A) the Company holds all permits, licenses or other approvals, including 510(k) clearances or premarket approvals required by applicable FDA Laws, (B) the Company is, and since January 1, 2018 has been, in compliance in all respects with all such permits, licenses and other approvals and (C) to the Company’s knowledge, no Governmental Entity is considering limiting, suspending or revoking any product’s permits, licenses or other approvals or changing the marketing classification or labeling of any of the products.
(iii)There are no Actions pending or, to the Company’s knowledge, threatened in writing by or on behalf of the FDA or any other Governmental Entity that has jurisdiction over the operations of the Company or any of its Subsidiaries alleging noncompliance with applicable laws, except as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. Since January 1, 2018, the Company and its Subsidiaries have not received any written notice or communication from any Governmental Entity or third party alleging or asserting noncompliance with any applicable FDA Law, any warning or untitled letter, notice of violation, notice of inspectional observations, notice of import or export prohibition, import detention or refusal, unresolved Form FDA-483, or similar written letter or notice alleging noncompliance, except as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(iv)Since January 1, 2018, no product distributed or sold by or on behalf of the Company and its Subsidiaries has been seized, detained, withdrawn, voluntarily or involuntarily recalled or subject to a suspension of manufacturing, and, to the Company’s knowledge, there are no facts or circumstances reasonably likely to cause (A) a withdrawal, recall, field notification, field correction, safety alert, termination, seizure, denial, detention, or suspension of the manufacturing, marketing or distribution, of any such product, (B) a change in the labeling of any such product or (C) a termination, seizure, or suspension of the marketing or distribution (including for commercial, investigational or any other use) of any such product, except, in each case, that would not reasonably be expected to have a Material Adverse Effect.
(v)Any studies, tests and preclinical and clinical trials conducted by or on behalf of the Company and its Subsidiaries were and, if ongoing, are being conducted in accordance with applicable laws, including, as applicable, FDA Laws, except as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries have not received any written notices or correspondence from the FDA, other Governmental Entity, or any institutional review board or other ethics committee exercising comparable authority threatening to initiate or require the termination, suspension or modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company and its Subsidiaries except as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(vi)To the Company’s knowledge, all filings, notifications, reports, and submissions to the FDA and any similar Governmental Entity made by or on behalf of the Company and its Subsidiaries were true, accurate and complete as of the date made, and, to the extent required to be updated, have been updated to be true, accurate and complete in all respects as of the date of such update, except as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(vii)None of the Company or its Subsidiaries, any of its officers, employees, nor to the Company’s knowledge, any of its agents or distributors have (A) made any materially false statement on, or material omission from, any notifications, applications, approvals, reports and other submissions to any Governmental Entity or in any material legal proceeding; or (B) committed an act, made a statement, or failed to make a statement that would reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” as set forth in 56 Fed. Reg. 46191 (September 10, 1991) or for any other Governmental Entity to invoke any similar policy.
(w)Product Warranties; Product Liability.
(i)There are currently no claims or other Actions that have been submitted or asserted and are ongoing relating to breach of any guarantee, warranty or indemnity relating to any products designed, sold, manufactured, distributed or delivered by, or services provided by, the Company or its Subsidiaries, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the Company’s knowledge there is no design or manufacturing defect, nor any failure to warn, nor any non-conformity with applicable product warranties, with respect to any products now or previously designed, tested, sold, manufactured, distributed or delivered by, or services now or previously provided by, the Company or its Subsidiaries, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(ii)There are no claims or other Actions pending or threatened in writing alleging that the Company or its Subsidiaries have any liability (whether in negligence, breach of warranty, strict liability, failure to warn, or otherwise) arising out of or relating to any claimed injury or damage to individuals or property as a result of the claimed ownership, possession or use of any products allegedly designed, tested, sold, manufactured, distributed or delivered by the Company or its Subsidiaries, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(x)Insurance. The Company and each Company Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as, in the Company’s reasonable judgment, are prudent and customary in the businesses in which they are engaged; neither the Company nor any Company Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any Company Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(y)Certificates; Authorizations. The Company and each Company Subsidiary possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any Company Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.
(z)Internal Controls. The Company and each Company Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting, in each case, other than as disclosed in any Company Reports.
(aa)Listing and Maintenance Requirements. The Company Common Stock issuable upon conversion or exercise of the Securities is registered pursuant to Section 12(b) of the Exchange Act and listed on the NYSE, and the Company has taken no action intended to, or which, to the Company’s knowledge, is reasonably likely to have the effect of, terminating the registration of the Company Common Stock under the Exchange Act or delisting the Company Common Stock from the NYSE, nor has the Company received as of the date of this Agreement any written notification that the SEC or the NYSE is contemplating terminating such registration or listing. The Company is in compliance in all material respects with the listing and listing maintenance requirements of the NYSE applicable to it for the continued trading of the Company Common Stock on the NYSE.
(ab)Taxes and Tax Returns. The Company and each Company Subsidiary have (i) filed all federal, state, local and foreign Tax Returns required to be filed through the date of this Agreement or have timely requested valid extensions of the deadline by which to file such Tax Returns (except where the failure to file would not, singly or in the aggregate, have a Material Adverse Effect) and (ii) paid all Taxes required to be paid thereon (except where the failure to file or pay would not, singly or in the aggregate, have a Material Adverse Effect, or, except for those Taxes currently being contested in good faith and for which reserves have been established on the financial statements of the Company to the extent required by U.S. GAAP). No tax deficiency has been assessed against the Company or any Company Subsidiary which, singly or in the aggregate, has had or would have a Material Adverse Effect. Neither the Company nor any Company Subsidiary have received any notice or have knowledge of any tax deficiency which could reasonably be expected to be assessed against the Company or the Company Subsidiaries and which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
(ac)No Rated Securities. Neither the Company nor any Company Subsidiary has any securities rated by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.
(ad)Brokers and Finders. Other than Cowen and Company, LLC, the Company has not retained, utilized or been represented by, or otherwise become obligated to,

any broker, placement agent, financial advisor or finder in connection with the transactions contemplated by this Agreement or the other Transaction Agreements whose fees the Purchasers would be required to pay.
(ae)No Additional Representations.
(i)The Company acknowledges that each Purchaser makes no representation or warranty as to any matter whatsoever except as expressly set forth in Section 3.02 or in any certificate delivered by such Purchaser pursuant to this Agreement, and the Company has not relied on or been induced by such information or any other representations or warranties (whether express or implied or made orally or in writing) not expressly set forth in Section 3.02 or in any certificate delivered by such Purchaser pursuant to this Agreement.
(ii)The Company acknowledges and agrees that, except for the representations and warranties expressly set forth in Section 3.02 or in any certificate delivered by each Purchaser pursuant to this Agreement, (i) no person has been authorized by such Purchaser to make any representation or warranty relating to such Purchaser or otherwise in connection with the transactions contemplated hereby, and if made, such representation or warranty must not be relied upon by the Company as having been authorized by such Purchaser, and (ii) any materials or information provided or addressed to the Company or any of its Affiliates or representatives are not and shall not be deemed to be or include representations or warranties of such Purchaser unless any such materials or information are the subject of any express representation or warranty set forth in Section 3.02 of this Agreement or in any certificate delivered by such Purchaser pursuant to this Agreement.
Section 1.02Representations and Warranties of Each Purchaser. Each Purchaser, severally and not jointly, represents and warrants to, and agrees with, the Company as of the date hereof, as follows:
(a)Organization; Ownership. Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite power and authority to own, operate and lease its properties and to carry on its business as it is being conducted on the date of this Agreement.
(b)Authorization; Sufficient Funds; No Conflicts.
(i)Purchaser has the power and authority to execute and deliver this Agreement and to consummate the purchase of the Securities. The execution, delivery and performance by Purchaser of the Transaction Agreements to which it is a party and the consummation of the transactions contemplated thereby have been duly authorized by all necessary action by Purchaser. No other proceedings on the part of Purchaser are necessary to authorize the execution, delivery and performance by Purchaser of the Transaction Agreements to which it is a party and consummation of the transactions contemplated thereby. This Agreement has been duly and validly executed and delivered by Purchaser. Assuming this Agreement constitutes the valid and binding obligation of the Company, this Agreement is a valid and binding obligation of Purchaser, enforceable against it in accordance with its terms, subject to the limitation of such enforcement by the Enforceability Exceptions.
(ii)Purchaser has as of the date hereof, and will have as of the Closing, cash in immediately available funds or uncalled and unrestricted capital commitments in excess of the Purchase Price payable by it.

(iii)The execution, delivery and performance of the Transaction Agreements to which Purchaser is a party by Purchaser, the consummation by Purchaser of the transactions contemplated thereby, and the compliance by Purchaser with any of the provisions thereof will not conflict with, violate or result in a breach of any provision of, or constitute a default under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, (A) any provision of Purchaser’s organizational documents, (B) any mortgage, note, indenture, deed of trust, lease, license, loan agreement or other agreement binding upon Purchaser or any of its Affiliates or (C) any permit, license, judgment, order, decree, ruling, injunction, statute, law, ordinance, rule or regulation applicable to Purchaser or any of its Affiliates, other than in the cases of clauses (B) and (C) as would not reasonably be expected to materially and adversely affect or delay the consummation of the Transactions.
(c)Consents and Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, or exemption or review by, any Governmental Entity is required on the part of Purchaser in connection with the execution, delivery and performance by Purchaser of this Agreement, and the consummation by Purchaser of the Transactions to which it is a party, except for any required filings or approvals under the HSR Act or any foreign antitrust or competition laws, requirements or regulations in connection with the issuance of shares of Company Common Stock upon the conversion or exercise of the Securities and any consent, approval, order, authorization, registration, declaration, filing, exemption or review the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to adversely affect or delay the consummation of the Transactions by Purchaser.
(d)Securities Act Representations. Purchaser is aware that the sale of the Securities is being made in reliance on a private placement exemption from registration under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available. Purchaser is acquiring the Securities (and any shares of Company Common Stock issuable upon conversion or exercise of the Securities) for Purchaser’s own account, and not with a view toward, or for sale in connection with, any distribution thereof in violation of any federal or state securities or “blue sky” law, or with any present intention of distributing or selling such Securities (or any shares of Company Common Stock issuable upon conversion or exercise of the Securities) in violation of the Securities Act. Purchaser is able to fend for itself in the transactions contemplated herein. Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in such Securities (or any shares of Company Common Stock issuable upon conversion or exercise of the Securities) and is capable of bearing the economic risks of such investment. Purchaser has been provided a reasonable opportunity to undertake and has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement. Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.
(e)Purchaser Status Representations. Purchaser is (x) a qualified institutional buyer (as defined in Rule 144A under the Securities Act), or (y) an institutional “accredited investor” (as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act). Accordingly, Purchaser understands that the offering of Securities pursuant to this Agreement (“Offering”) meets the exemptions from filing under FINRA Rule 5123(b)(1)(C) or (J). Purchaser (i) is an institutional account as defined in FINRA Rule 4512(c), (ii) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (iii) has exercised independent judgment in evaluating its participation in the purchase of the Securities. Accordingly, Purchaser understands that the offering meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).
(f)Brokers and Finders. Purchaser has not retained, utilized or been represented by, or otherwise become obligated to, any broker, placement agent, financial advisor or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay.
(g)No Additional Representations.
(i)Purchaser acknowledges that the Company does not make any representation or warranty as to any matter whatsoever except as expressly set forth in Section 3.01 or in any certificate delivered by the Company pursuant to this Agreement, and specifically (but without limiting the generality of the foregoing), that, except as expressly set forth in Section 3.01 or in any certificate delivered by the Company pursuant to this Agreement, the Company makes no representation or warranty with respect to (A) any matters relating to the Company, its business, financial condition, results of operations, prospects or otherwise, (B) any projections, estimates or budgets delivered or made available to Purchaser (or any of its Affiliates, officers, directors, employees or other representatives) of future revenues, results of operations (or any component thereof), cash flows or financial condition (or any component thereof) of the Company and its Subsidiaries or (C) the future business and operations of the Company and its Subsidiaries, and Purchaser has not relied on or been induced by such information or any other representations or warranties (whether express or implied or made orally or in writing) not expressly set forth in Section 3.01 or in any certificate delivered by the Company pursuant to this Agreement.
(ii)No disclosure or offering document has been prepared in connection with the offer and sale of the Securities by any of Cowen & Company LLC or its affiliates (together, the “Placement Agents”). Purchaser agrees that none of the Placement Agents shall be liable to it (including in contract, tort, under federal or state securities laws or otherwise) for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Offering, except for any such Placement Agent’s own gross negligence, willful misconduct or bad faith. The Placement Agents and their respective directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to the Company or the Securities or the accuracy, completeness or adequacy of any information supplied to the Purchaser by the Company. In connection with the issue and purchase of the Securities, the Placement Agents have not acted as any Purchaser’s financial advisors or fiduciaries.
(iii)Purchaser acknowledges that certain information provided to it was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. Purchaser acknowledges that such information and projections were prepared without the participation of the Placement Agents and that the Placement Agents do not assume responsibility for independent verification of, or the accuracy or completeness of, such information or projections.
(iv)(a) Purchaser has conducted its own investigation of the Company and the Securities and it has not relied on any statements or other information provided by the Placement Agents concerning the Company or the Securities or the offer and sale of the Securities, (b) Purchaser has had access to, and an adequate opportunity to review, financial and other information as it deems necessary to make its decision to purchase the Securities, (c) Purchaser has been offered the opportunity to ask questions of the Company and received answers thereto, including on the financial information, as it deemed necessary in connection with its decision to purchase the Securities; and (d) Purchaser has made its own assessment and has satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Securities. Purchaser acknowledges and agrees that, except for the representations and warranties expressly set forth in Section 3.01 or in any certificate delivered by the Company pursuant to this Agreement, (A) no person has been authorized by the Company to make any representation or warranty relating to itself or its business or otherwise in connection with the transactions contemplated hereby, and if made, such representation or warranty must not be relied upon by Purchaser as having been authorized by the Company, and (B) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to Purchaser or any of its Affiliates or representatives are not and shall not be deemed to be or include representations or warranties of the Company unless any such materials or information are the subject of any express representation or warranty set forth in Section 3.01 of this Agreement or in any certificate delivered by the Company pursuant to this Agreement.
ARTICLE 4
ADDITIONAL AGREEMENTS
Section 1.01Taking of Necessary Action. Each party hereto agrees to use its reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the sale and purchase of the Securities hereunder, subject to the terms and conditions hereof and compliance with applicable law. In case at any time before or after the Closing any further action is necessary or desirable to carry out the purposes of the sale and purchase of the Securities, the proper officers, managers and directors of each party to this Agreement shall take all such necessary action as may be reasonably requested by, and the sole expense of, the requesting party.
Section 1.02Securities Laws. Each Purchaser acknowledges and agrees that the issuance and sale of the Securities (and the shares of Company Common Stock that are issuable upon conversion or exercise of the Securities) have not been registered under the Securities Act or the securities laws of any state and that they may be sold or otherwise disposed of only in one or more transactions registered under the Securities Act and, where applicable, such laws, or as to which an exemption from the registration requirements of the Securities Act and, where applicable, such laws, is available. Each Purchaser acknowledges that, except as set forth in Section 4.10 of this Agreement (or, if applicable, the Registration Rights Agreement), such Purchaser has no right to require the Company or any Company Subsidiary to register the shares of Company Common Stock that are issuable upon conversion or exercise of the Securities. Each Purchaser also acknowledges and agrees that the Securities and underlying shares of Company Common Stock may be notated with a restrictive legend, subject to the terms of the Certificate of Designation and the Warrants.
The Preferred Shares shall initially bear the legend set forth below when issued at the Closing Date:
“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO

IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.”
The Warrants shall initially bear the legend set forth in Exhibit B when issued at the Closing Date.
Section 1.03Lost, Stolen, Destroyed or Mutilated Securities. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate for any Securities and, in the case of loss, theft or destruction, upon delivery of an undertaking by the holder thereof to indemnify the Company (and, if requested by the Company, the delivery of an indemnity bond sufficient in the judgment of the Company to protect the Company from any loss it may suffer if a certificate is replaced), or, in the case of mutilation, upon surrender and cancellation thereof, the Company will issue a new certificate or, at the Company’s option, a share ownership statement representing such securities for an equivalent number of shares or another security of like tenor, as the case may be.
Section 1.04Antitrust Approval. The Company and the Purchasers acknowledge that one or more filings under the HSR Act or foreign antitrust laws may be necessary in connection with the issuance of shares of Company Common Stock upon conversion or exercise of the Securities. Each Purchaser will promptly notify the Company if any such filing is required on the part of such Purchaser. To the extent reasonably requested, the Company, such Purchaser and any other applicable Purchaser Affiliate will use reasonable best efforts to cooperate in timely making or causing to be made all applications and filings under the HSR Act or any foreign antitrust requirements in connection with the issuance of shares of Company Common Stock upon conversion or exercise of the Securities held by such Purchaser or any Purchaser Affiliate in a timely manner and as required by the law of the applicable jurisdiction; provided that, notwithstanding anything in this Agreement to the contrary, the Company shall not have any responsibility or liability for failure of such Purchaser or any of its Affiliates to comply with any applicable law. The Company and each Purchaser shall cooperate, provide all necessary information, and keep each other fully apprised with respect to such filing and regulatory processes. For as long as there are Securities outstanding and owned by a Purchaser or its Affiliates, the Company shall as promptly as reasonably practicable provide (no more than four (4) times per calendar year) such information regarding the Company and its Subsidiaries as the Purchasers may reasonably request in order to determine what foreign antitrust requirements may exist with respect to any potential conversion or exercise of the Securities. Each party shall be responsible for the payment of the filing fees and any other costs and expenses incurred by it in connection with any such applications or filings made by such party.
Section 1.05Disclosure of Transactions. The Company shall (i) or prior to 8:00 a.m., Eastern time, on the first (1st) Business Day after the date hereof issue a press release describing the terms of the Transactions contemplated by the Transaction Agreements and (ii) no later than close of business on such Business Day, file a Current Report on Form 8-K attaching this Agreement, the Certificate of Designation, the form of the Warrants and the Stockholders Agreements as exhibits to such filing (which shall not include schedules or exhibits not customarily filed with the SEC), describing the terms of the transactions contemplated by the Transaction Agreements in the form required by the Exchange Act, and, in each case, shall give the Purchasers the opportunity to review and comment on such press release and Current Report on Form 8-K. The Company shall use its commercially reasonable efforts to not, and to cause each of its Subsidiaries and its and each of their respective officers, directors, affiliates, employees and agents, not to, provide any Purchaser (other than Purchasers who are directors or officers of the Company) with any material, non-public information regarding the Company or any of its Subsidiaries from and after the Closing Date without the express prior written consent of such Purchaser or as otherwise contemplated by the Transaction Agreements, provided, however, that such restriction shall not apply to the provision of such information to directors or officers of the Company who are, or who are affiliated with, a Purchaser, and the Company makes no such covenant with respect to information that such affiliated director or officer may provide to such Purchaser. For the avoidance of doubt, the Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, affiliates, employees and agents, not to, provide any Purchaser with any earnings information that constitutes material, non-public information pursuant to the immediately preceding sentence without the express written consent of such Purchaser. To the extent that the Company delivers any material, non-public information to a Purchaser without such Purchaser’s consent, the Company hereby covenants and agrees that, unless otherwise expressly agreed between such Purchaser and the Company, such Purchaser shall not have any duty of confidentiality to the Company, any of its Subsidiaries, or any of their respective, officers, directors, affiliates, employees or agents with respect to, or a duty to the Company, any of its Subsidiaries, or any of their respective, officers, directors, affiliates, employees or agents not to trade on the basis of, such material, non-public information. The Company understands and confirms that each of such Purchaser will rely (in their own discretion) on the foregoing in effecting transactions in securities of the Company.
Section 1.06Authorized and Reserved Company Common Stock. For so long as any Securities are outstanding, the Company shall cause the authorized Capital Stock of the Company to include a sufficient number of authorized but unissued shares of Company Common Stock to satisfy the conversion and exercise requirements of all Securities then outstanding (giving effect to any adjustment to the Series A Conversion Rate pursuant to the Certificate of Designation or any adjustment pursuant to the Warrants and assuming upon conversion the only settlement option under the Certificate of Designation or Warrants was for settlement in shares of Company Common Stock), and shall reserve and keep available out of its authorized but unissued shares of Company Common Stock such number of shares thereof for issuance upon conversion and exercise of the Securities.
Section 1.07Indemnification.
(a)Each Purchaser, its Affiliates and its and their respective officers, directors, members, employees, managers, general partners, advisors and agents (each, an “Indemnitee”) shall be indemnified to the fullest extent permitted by law by the Company, jointly and severally, for any and all losses, claims, damages, liabilities, costs, expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses), judgments, fines, penalties, charges and amounts paid in settlement (collectively, the “Losses”) to which such Indemnitees may become subject as a result of, arising in connection with, or relating to any actual or threatened claim, suit, action, arbitration, cause of action, complaint, allegation, criminal prosecution, investigation, inquiry, demand letter, or proceeding, whether at law or at equity, direct or derivative and whether public or private, before or by any Governmental Entity, any arbitrator or other tribunal (each, and including any appeals therefrom, an “Action”) by any third party (including, without limitation, any stockholder of the Company or any regulator and including Losses arising from Actions not directly against an Indemnitee, such as witness expenses or responding to inquiries from a Governmental Entity) related to the Transactions; provided that the Company shall not be liable to indemnify any Indemnitee for any such Losses to the extent that such Losses (i) have resulted from a Purchaser’s breach of this Agreement, (ii) related to any transaction or arrangement, including any financing or hedging arrangement or trading in Company Common Stock, of such Purchaser or its Affiliates in connection with the applicable Purchaser’s or its Affiliates’ investment in the Securities or (iii) have resulted from an Indemnitee’s willful misconduct or fraud in connection with the Transactions; provided, further, that the Company shall not be liable to indemnify an Indemnitee or its Affiliates and its and their respective officers, directors, members, employees, managers, general partners, advisors and agents under this Section 4.07 unless such Indemnitee provides notice of an Action for which indemnification is sought no later than one (1) year following the Closing Date, in which case the Company’s indemnification obligations under this Section 4.07 shall cover such Action and any appeals therefrom.
(b)Each Indemnitee shall give the Company prompt written notice (an “Indemnification Notice”) of any Action it has actual knowledge of that might give rise to Losses for which an Indemnitee would reasonably be likely to be entitled to indemnification under this Section 4.07, which notice shall set forth a description of those elements of such Action of which such Indemnitee has knowledge and promptly deliver to the Company any complaints such Action or other documents provided to such Indemnitee in connection with; provided, that any delay or failure to give such Indemnification Notice shall not affect the indemnification obligations of the Company hereunder except to the extent the Company are materially prejudiced by such delay or failure.
(c)The Company shall have the right, exercisable by written notice to the applicable Indemnitee within thirty (30) days of receipt of the applicable Indemnification Notice, to select counsel to defend and control the defense of any third party claim set forth in such Indemnification Notice and the Company shall pay all fees and expenses of such counsel; provided, that the Company shall not be entitled to so select counsel or control the defense of any claim to the extent that (i) such claim seeks primarily non-monetary or injunctive relief against the Indemnitee or alleges any violation of criminal law, (ii) the Company does not, subsequent to its assumption of such defense in accordance with this clause (c), conduct the defense of such claim in good faith, (iii) any of the Indemnitees reasonably determines upon the advice of counsel that representation of all such Indemnitees by the same counsel would be prohibited by applicable codes of professional conduct, or (iv) in the event that, based on the reasonable advice of counsel for the applicable Indemnitee, there are one or more material defenses available to the applicable Indemnitee that are not available to other defendants. If the Company does not assume the defense of any third party claim in accordance with this clause (c), the applicable Indemnitee may continue to defend such claim at the sole cost of the Company and the Company may still participate in, but not control, the defense of such third party claim at the Company’s sole cost and expense. In no event shall the Company, in connection with any Action or separate but substantially similar Actions arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnitees chosen by the applicable Purchaser together with its Affiliates, and one separate firm of local counsel, in addition to regular counsel, to the extent required in order to effectively defend the Action.
(d)No Indemnitee shall consent to a settlement of, or the entry of any judgment arising from, any claim for which such Indemnitee is entitled to indemnification pursuant to this Section 4.07, without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed). Except with the prior written consent of the applicable Indemnitee, the Company, in the defense of any claim for which such Indemnitee is entitled to indemnification pursuant to this Section 4.07, shall not consent to the entry of any judgment or enter into any settlement unless such settlement includes (i) an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. In any such third party claim where the Company has assumed control of the defense thereof pursuant to clause (c), the Company shall keep the applicable Indemnitee reasonably informed as to the status of such claim at all stages thereof (including all settlement negotiations and offers), promptly submit to such Indemnitee copies of all pleadings, responsive pleadings, motions and other similar legal documents and paper received or filed in connection therewith, permit such Indemnitee and their respective counsels to confer with the Company and its counsel with respect to the conduct of the defense thereof, and permit such Indemnitee and their respective counsel a reasonable opportunity to review all legal papers to be submitted prior to their submission; provided that the Company shall not be obligated to provide materials, documents or information the disclosure of which would reasonably be likely to jeopardize the attorney-client privilege between the Company and its counsel or violate applicable law.
Section 1.08Certain Tax Matters. It is the intention of the Company that the Preferred Shares shall constitute stock that participates in corporate growth to a significant extent within the meaning of Section 1.305-5(a) of the U.S. Treasury Regulations and therefore do not constitute “preferred stock” within the meaning of Section 305 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) and the U.S. Treasury Regulations promulgated thereunder. In addition, the Company and the Purchasers agree that it is their intention that, for U.S. federal and applicable state income Tax purposes, any dividend issued with respect to the Preferred Shares shall not be treated, pursuant to Section 305(b)(4) of the Code and the U.S. Treasury Regulations promulgated thereunder, as having been paid with respect to the Preferred Shares unless and until the payment of such dividend is declared by the Board of Directors (and the Company further agrees that no such declaration will be made by the Board of Directors without the cash payment of the declared dividend with respect to the Preferred Shares). The Company and the Purchasers shall file all Tax Returns and determine all applicable Taxes consistent with such tax treatment unless otherwise required by a taxing authority subsequent to an audit defended in good faith.
Section 1.09No Short Sales. Each Purchaser, individually, shall not, and shall cause its affiliates not to, engage, directly or indirectly, in any transactions in the securities of the Company (including, without limitation, any “Short Sales” (as such term is defined in Rule 200 promulgated under Regulation SHO under the Exchange Act)) during the period from the date hereof until such time as (i) the transactions contemplated by this Agreement are first publicly announced or (ii) this Agreement is terminated.
Section 1.10Registration Rights.
(a)As promptly as reasonably practicable after Closing, but in any event within twenty (20) Business Days after the later of (i) the Closing or (ii) the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, the Company shall file and use commercially reasonable efforts to cause to be declared effective or otherwise become effective pursuant to the Securities Act a shelf Registration Statement on Form S-1 (or any short-form shelf registration statement available to the Company) (a “Shelf Registration Statement”), or shall amend an existing Shelf Registration Statement, to register the resale all of the shares of Company Common Stock issuable upon conversion or exercise of Securities (the “Shares”). The Company agrees to cause such Shelf Registration Statement, or another shelf registration statement that includes the shares of Company Common Stock issuable upon conversion or exercise of Securities to be sold pursuant to this Agreement, to remain effective until the earliest of (x) the fifth anniversary of the Closing, (y) the date on which Purchaser ceases to hold any shares of Company Common Stock issuable upon conversion or exercise of Securities, and (z) on the first date on which Purchaser is able to sell all of its shares of Company Common Stock issuable upon conversion or exercise of Securities without restriction under Rule 144 of the Securities Act within ninety (90) days without limitation as to the amount of such securities that may be sold, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144(b)(2). Purchaser agrees to disclose its ownership to the Company upon request to assist it in making the determination described above. In no event shall Purchaser be identified as a statutory underwriter in the Shelf Registration Statement unless requested by the SEC; provided, that if the SEC requests that Purchaser be identified as a statutory underwriter in the Shelf Registration Statement, Purchaser will have an opportunity to withdraw its shares of Company Common Stock issuable upon conversion or exercise of Securities from the Shelf Registration Statement. Notwithstanding the foregoing, if the SEC seeks to prevent the Company from including any or all of the shares proposed to be registered under the Shelf Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale by the applicable stockholders or otherwise, the Company shall use its best efforts to ensure that the SEC determines that (1) the offering contemplated by the Shelf Registration Statement is a bona fide secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 of the Securities Act and (2) the Purchaser is not a statutory underwriter. If the Company is unsuccessful in the efforts described in the preceding sentence then the Company shall cause such Shelf Registration Statement to register for resale such number of shares which is equal to the maximum number of shares as is permitted by the SEC. In such event, the number of shares to be registered for each selling stockholder named in the Shelf Registration Statement shall be reduced pro rata among all such selling stockholders, and the Company will register Purchaser’s remaining shares that were not registered at the earliest date permitted by the SEC and subject to the other terms and conditions of this Section 4.10. The Company will use commercially reasonable efforts to file all reports and provide all customary and reasonable cooperation necessary to enable the undersigned to resell the shares of Company Common Stock issuable upon conversion or exercise of Securities pursuant to the Shelf Registration Statement or Rule 144 of the Securities Act (when Rule 144 of the Securities Act becomes available to Purchaser for such shares), as applicable.
(b)Notwithstanding anything to the contrary contained herein, if the filing, initial effectiveness or continued use of a Shelf Registration Statement at any time would (a) require the Company to make an Adverse Disclosure, (b) require the inclusion in such Shelf Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, or (c) in the good faith judgment of the majority of the Board of the Directors, would be seriously detrimental to the Company and the majority of the Board concludes as a result that it is essential to defer such filing, initial effectiveness or continued use at such time (each of (a), (b) or (c) a “Suspension Event”), the Company may delay the filing or initial effectiveness of, or suspend use of, such Shelf Registration Statement for a period of not more than one hundred twenty (120) days; provided, however, that the Company may not invoke this right more than twice in any twelve (12) month period and the Company shall use commercially reasonable efforts to make such Shelf Registration Statement available as soon as practicable thereafter. The Company’s obligations to include the shares of Company Common Stock issuable upon conversion or exercise of Securities issued pursuant to this Agreement for resale in the Shelf Registration Statement are contingent upon Purchaser furnishing in writing to the Company such information regarding Purchaser, the securities of the Company held by Purchaser and the intended method of disposition of such shares as shall be reasonably requested by the Company to effect the registration of such shares, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations. The Company shall use its commercially reasonable efforts to provide to Purchaser a copy of any filing that is proposed to include disclosure relating to Purchaser at least five (5) days in advance of any disclosure thereof and shall include such revisions to such proposed disclosure as Purchaser shall reasonably request so as to result in disclosure that is compliant with applicable securities laws and regulations.
(c)At its expense the Company, after the filing of the Shelf Registration Statement, the Company shall promptly, and in no event later than two (2) business days after such filing, notify Purchaser of such filing, and shall further notify Purchaser within two (2) business days of the occurrence of any of the following: (i) when the Shelf Registration Statement or any post-effective amendment thereto has become effective; (ii) of any request by the SEC for amendments or supplements to any effective Shelf Registration Statement or the prospectus included therein or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of any Shelf Registration Statement and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered or the initiation of any proceedings for such purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (v) subject to the provisions in this Agreement, of the occurrence of any event that requires the making of any changes in any Shelf Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading. Upon receipt of any written notice from the Company (which notice shall not contain any material non-public information regarding the Company) of the happening of any of the foregoing or of a Suspension Event during the period that the Shelf Registration Statement is effective or if as a result of a Suspension Event the Shelf Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Purchaser agrees that (1) it will immediately discontinue offers and sales of the Shares under the Shelf Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Purchaser receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (2) it will maintain the confidentiality of any information included in such written notice delivered by the Company except (A) for disclosure to Purchaser’s employees, agents and professional advisers who need to know such information and are obligated to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its limited partners who have agreed to keep such information confidential and (C) as required by law or subpoena. The Company shall use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Shelf Registration Statement as soon as reasonably practicable. Upon the occurrence of any event contemplated in clauses (i) through (v) above, except for such times as the Company is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Shelf Registration Statement, the Company shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Shelf Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(d)The Company and each Purchaser that is party to, or is an Affiliate of a party to, the Registration Rights Agreement acknowledges and agrees that the shares of Company Common Stock issuable upon conversion or exercise of Securities acquired by such Purchaser pursuant to the terms of this Agreement shall constitute “Registrable Securities” for purposes of the Registration Rights Agreement and such shares shall be included in the Shelf Registration Statement contemplated by Section 4.10(a) of this Agreement. To the extent the Registration Rights Agreement provides more favorable treatment to the Purchaser than any of the provisions in this Section 4.10 or otherwise conflicts with this Section 4.10 (other than with respect to the timeframe for filing and effectiveness of the Shelf Registration Statement as contemplated in paragraph (a) of this Section 4.10), the provisions of the Registration Rights Agreement shall control.
Section 1.11Expenses. At the Closing, the Company shall pay or reimburse all reasonable and documented out-of-pocket fees, costs, and expenses of counsel to Eclipse (“Counsel Expenses”) with respect to the Transactions incurred prior to the Closing or abandonment of the Transactions. If the Transactions are consummated, the Company shall pay the Counsel Expenses no later than the Closing Date. If the Transactions are not consummated, the Company shall pay or reimburse the Counsel Expenses promptly (and in any event within thirty (30) calendar days) following request therefor by Eclipse.
Section 1.12Participation Rights.
(a)Subject to Section 4.12(f), if the Company or any of its Subsidiaries proposes to sell to any Person any Preemptive Securities in a financing transaction for cash, (such securities, the “New Securities”), then the Company shall first deliver to the Major Investors a written notice (an “Offer Notice”) setting forth: (i) the aggregate number of New Securities proposed to be sold, (ii) the price per New Security and all other material terms and conditions, (iii) the identity of each Person to whom securities are proposed to be sold (or, if unknown, how such Persons shall be identified), (iv) all written financial information and other disclosures provided by the Company or its representatives to any other proposed recipient of the New Securities and (v) an offer to sell to each Major Investor, on the same terms and conditions described in the Offer Notice, up to a fraction of such New Securities equal to such Major Investor’s Pro Rata Percentage.
(b)The Major Investors may irrevocably elect to purchase New Securities on the terms set forth in the Offer Notice by delivering a written notice to the Company within five (5) Business Days after receipt of the Offer Notice (or such longer period as the Company may specify therein) setting forth the amount of New Securities that the Major Investors desire to purchase (a “Purchase Notice”). If at least one Major Investor delivers a Purchase Notice for its full Pro Rata Percentage (a “Fully Subscribing Major Investor”), but one or more other Major Investors does not deliver a Purchase Notice for its full Pro Rata Percentage (an “Undersubscribing Major Investor”), then the Company shall offer to the Fully Subscribing Major Investor such portion of the New Securities eligible to be purchased by the Undersubscribing Major Investors that such Investor Parties did not elect to purchase (the “Undersubscribed New Securities”). Each Fully Subscribing Major Investor may offer to purchase up to the full amount of Undersubscribed New Securities and to the extent more than one Fully Subscribing Major Investor offers to purchase Undersubscribed New Securities, such Undersubscribed New Securities shall be allocated ratably based on such Fully Subscribing Major Investor’s Pro Rata Percentage.
(c)In the event the Major Investors timely deliver a Purchase Notice, then the sale of New Securities set forth in the Purchase Notice delivered by the Major Investors shall take place no later than sixty (60) days after the date of the Offer Notice and concurrent with the issuance of New Securities to other Person(s), if any, participating in such sale of New Securities, and the number of New Securities issued to Persons other than the Major Investors shall be no greater than the number of New Securities described in the Offer Notice minus the number of New Securities elected to be purchased by the Major Investors in the related Purchase Notice. In the event that no Major Investor timely delivers a Purchase Notice, then the Company or its Subsidiary, as applicable, shall have the right, but shall not be obligated, to sell no later than ninety (90) days after the date of the Offer Notice up to the number of New Securities described in the Offer Notice; provided that such ninety (90) day period may be extended up to 180 days in the event of any required regulatory approval in connection with the sale of the New Securities. If the New Securities are not sold during such period, the rights of the Major Investors under this Section 4.12 shall apply to any such proposed sale and the Company shall provide a new Offer Notice.
(d)New Securities issued hereunder to the Major Investors shall be on the terms set forth in the related Offer Notice, and New Securities issued to any other Person(s) shall be at a price and on other terms and conditions not more favorable to such Person(s) than those offered to the Major Investors in the related Offer Notice.

(e)The Major Investors may assign, in whole or in part, their right to purchase New Securities pursuant to this Section 4.12 to any Affiliate and, upon such assignment, such Person shall be entitled to exercise the rights of the Major Investors hereunder.
(f)The rights of the Major Investors under this Section 4.12 shall not apply to Preemptive Securities issued pursuant to the 2021 Incentive Award Plan of the Company or any similar equity- or incentive-based compensation plan or agreement approved by the Board of Directors.
(g)If, as a result of the exercise of a right pursuant to this Section 4.12, one or more Major Investors notify the Company within five (5) business days of their exercise of such right that such Major Investors reasonably believe a Regulatory Approval Condition may apply, then such Major Investors and the Company shall cooperate in good faith to determine the applicability of any such Regulatory Approval Condition and use (and cause their respective Affiliates to use) their respective commercially reasonable efforts to take or cause to be taken all actions reasonably necessary or advisable on their part to cause the satisfaction of any such Regulatory Approval Condition, including by: (i) furnishing the other with all information concerning itself and its Affiliates, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of the Major Investors, or the Company or any of their respective Affiliates to any governmental authority in connection with such exercise; and (ii) preparing and filing as promptly as reasonably practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as reasonably practicable all consents, clearances, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any governmental authority in order to consummate such purchase of New Securities. Notwithstanding anything to the contrary herein, in no event shall any transaction pursuant to this Section 4.12 occur without the written consent of the Major Investors and the Company unless and until the satisfaction of all Regulatory Approval Conditions that either such Person reasonably determines are applicable to such conversion. The costs and expenses of all activities required pursuant to this Section 4.12 shall be borne by the Person or Persons incurring such costs and expenses.
(h)In lieu of the participation rights set forth in this Section 4.12, to the extent the proposed issuance of New Securities will be registered pursuant to the Securities Act to be sold in a transaction in which the Company has engaged one or more underwriter(s), the Company will (i) give the Major Investors advance notice of such proposed issuance as promptly as is reasonably practical and prudent in light of the timing and nature of the transaction, but no less than five Business Days before the public announcement of such transaction and (ii) cause the underwriters to allow the Major Investors to participate in such proposed issuance in an amount up to the Major Investor’s Pro Rata Percentage (and giving effect to the over- and under-subscription provisions of Section 4.12(b)) on the same terms, conditions and price to be provided to other investors in the proposed issuance of New Securities, subject to the Major Investor’s compliance with any timing, indication, eligibility and documentation requirements imposed by any underwriter on similarly situated participants in the transaction.
Section 1.13Facilitation of Sales Pursuant to Rule 144. The Company shall use reasonable efforts to take such necessary action as any holder of Securities may reasonably request in connection with the removal of any restrictive legend on the Securities being sold, all to the extent required from time to time to enable such holder to sell the Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144 (including those referred to in subparagraph (i) of Rule 144).
Section 1.14Stockholder Approval. The Company shall include a proposal in the definitive proxy statement for its annual stockholder meeting for 2023 (the “2023 Annual

Meeting”), in a form to be reviewed by Eclipse and its representatives, soliciting approval by the Company’s stockholders of an affirmative vote for such meeting for approval of resolutions providing for the Company’s issuance of Company Common Stock in excess of the Individual Holder Share Cap (as defined in the Certificate of Designation and Warrant) such that such Individual Holder Share Cap shall no longer apply in accordance with applicable law and the rules and regulations of the NYSE (the “Stockholder Approval”). If the Stockholder Approval is not obtained at the 2023 Annual Meeting, the Company shall use commercially reasonable efforts to call a special stockholder meeting within four (4) months of the 2023 Annual Meeting to obtain the Stockholder Approval as contemplated and if the Stockholder Approval is not obtain at such special meeting, the Company shall again include the Stockholder Approval for its annual stockholder meeting for 2024. For each such meeting, the Company shall use commercially reasonable effectors to solicit the stockholders approval of such resolutions in connection with the Stockholder Approval including, without limitation, by (i) including a unanimous recommendation of the Company’s board of directors for stockholders to approve the Stockholder Approval in the applicable proxy statement, (ii) using commercially reasonable efforts to ensure a quorum is present at the stockholder meeting, (iii) using commercially reasonable efforts to cause the Company’s officers and directors to vote their shares of Company Common Stock in accordance with the Board of Director’s recommendation at such stockholder meeting and (iv) considering the reasonable comments of Eclipse and its representatives on the proxy materials and any related communications or other materials in connection with the meeting and the Stockholder Approval. For the avoidance of debt, the Company shall pay all expenses incurred by it pursuant to this Section 4.14.
Section 4.15    Variable Rate Transaction. For the one hundred eighty (180) days following the Closing, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company of Company Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction; provided, however, that any at-the-market offering is excluded from such prohibition beginning thirty (30) days following the date of effectiveness of the Registration Statement.
Section 1.15Stockholders Agreement. Substantially concurrently with the Closing, the Company and the other parties thereto will execute the Stockholders Agreement.
Section 1.16Confidentiality. Each Purchaser agrees to use the same degree of care as such Purchaser uses to protect its own confidential information to keep confidential any information furnished to such Purchaser under this Agreement (including, without limitation, Section 4.10 and Section 4.12) that the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that such Purchaser may disclose such proprietary or confidential information (i) to any partner, subsidiary or parent of such Purchaser or to a potential transferee of any Securities by such Purchaser as long as such other Person is advised of and agrees or has agreed to be bound by the confidentiality provisions of this Section 4.17 or comparable restrictions; (ii) at such time as it enters the public domain through no fault of such Purchaser; (iii) that is communicated to it free of any obligation of confidentiality; (iv) that is developed by Purchaser or its agents independently of and without reference to any confidential information communicated by the Company; (v) as required by applicable law or legal processes; or (vi) to such Purchaser’s lawyers, contractors, accountants and other advisors who have a need to have access and knowledge of such information and under a duty of confidentiality to such Purchaser or has agreed to be bound by the confidentiality provisions of this Section 4.17 or comparable restrictions.

ARTICLE 5
MISCELLANEOUS
Section 1.01Survival of Representations and Warranties. All covenants and agreements contained herein, other than those which by their terms apply in whole or in part after the Closing (which shall survive the Closing), shall terminate as of the Closing, provided nothing herein shall relieve any party of liability for any breach of such covenant or agreement before it terminated. The representations and warranties made herein shall survive for one (1) year following the Closing Date and shall then expire; provided that nothing herein shall relieve any party of liability for any inaccuracy or breach of such representation or warranty to the extent that any good faith allegation of such inaccuracy or breach is made in writing prior to such expiration.
Section 1.02Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (c) three (3) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt, to the parties at the following addresses:

(a)If to the Company:
Owlet, Inc.
3300 North Ashton Boulevard, Suite 300
Lehi, Utah 84042
Attn: Chief Legal Officer
Email: legal@owletcare.com
with a copy (which will not constitute actual or constructive notice) to:
Latham & Watkins LLP
650 Town Center Drive, 20th Floor
Costa Mesa, California 92626
Attention: Drew Capurro
Email: drew.capurro@lw.com
    (b)     If to any Purchaser, as set forth on Purchaser’s signature page, or to such other address or addresses as shall be designated in writing.
Section 1.03Entire Agreement; Third Party Beneficiaries; Amendment.
(a)This Agreement and the other Transaction Agreements set forth the entire agreement between the parties hereto with respect to the Transactions, supersede all prior agreements and understandings, both oral and written, among the parties and their respective Affiliates with respect to the subject matter hereof and thereof.
(b)This Agreement is not intended to and shall not confer upon any person other than the parties hereto, their successors and permitted assigns any rights or remedies hereunder, provided that (i) Section 4.07 shall be for the benefit of and fully enforceable by each

Indemnitee; and (ii) Section 5.11 shall be for the benefit of and fully enforceable by each of the Specified Persons.
(c)Any provision of this Agreement may be amended, modified or waived in whole or in part at any time by an agreement in writing between the parties hereto executed in the same manner as this Agreement. No failure on the part of any party to exercise, and no delay in exercising, any right shall operate as a waiver thereof nor shall any single or partial exercise by any party of any right preclude any other or future exercise thereof or the exercise of any other right.
Section 1.04Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute any original, but all of which together shall constitute one and the same document. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document will have the same effect as physical delivery of the paper document bearing the original signature. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.
Section 1.05Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the Company’s successors and assigns and each Purchaser’s successors and assigns, and no other person; provided, that neither the Company nor any Purchaser may assign its respective rights or delegate its respective obligations under this Agreement without the written consent of the Company or such Purchaser, as applicable, whether by operation of law or otherwise, and any assignment by the Company or such Purchaser in contravention hereof shall be null and void; provided further that (i) any Purchaser may assign all of its rights and obligations under this Agreement or, in the case of this Agreement, any portion thereof, to one or more Affiliates who execute and deliver to the Company a Joinder and a duly completed and executed IRS Form W-8 or W-9, as applicable, and any such assignee who executes and delivers to the Company a Joinder shall be deemed a Purchaser hereunder and have all the rights and obligations of such Purchaser so assigned; provided that no such assignment will relieve such assigning Purchaser of its obligations hereunder until the Closing; or (ii) if the Company consolidates or merges with or into any Person and the Company Common Stock is, in whole or in part, converted into or exchanged for securities of a different issuer in a transaction then as a condition to such transaction the Company will cause such issuer to assume all of the Company’s rights and obligations under this Agreement in a written instrument delivered to such Purchaser.
Section 1.06Governing Law; Jurisdiction; Waiver of Jury Trial.
(a)This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, may be brought and determined in the United States District Court for the Southern District of New York or any New

York State court sitting in New York and hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 5.06, (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each of the parties hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 5.02 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby.
(b)EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 5.06.
Section 1.07Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect provided that the economic and legal substance of, any of the Transactions is not affected in any manner materially adverse to any party. In the event of any such determination, the parties agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intent and purpose hereof. To the extent permitted by law, the parties hereby to the same extent waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.
Section 1.08Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each party agrees that in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it, whether in law or equity) to obtain (i) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (ii) an injunction restraining such breach or threatened breach. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.
Section 1.09Headings. The headings of Articles and Sections contained in this Agreement are for reference purposes only and are not part of this Agreement.

Section 1.10Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against the entities that are expressly named as parties hereto and their respective successors and assigns (including any person that executes and delivers a Joinder). Except as set forth in the immediately preceding sentence, no past, present or future director, officer, employee, incorporator, member, partners, stockholder, Affiliate, agent, attorney, advisor or representative of any party hereto or any of such party’s Affiliates (collectively, the “Specified Persons”) shall have any liability for any obligations or liabilities of any party hereto under this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby. All obligations of any Purchaser hereunder shall be several obligations of such Purchaser and, for the avoidance of doubt, not joint or joint and several obligations.
Section 1.11Independent Agreement. The obligations of each Purchaser hereunder are several and not joint with the obligations of any other Purchaser, and no provision of this Agreement is intended to confer any obligations on any Purchaser vis-à-vis any other Purchaser. Nothing contained herein, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchaser are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated herein.
[Signature Pages Follow.]

    IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.
COMPANY:
OWLET, INC.

By:	/s/ Kathryn R. Scolnick
	Name:	Kathryn R. Scolnick
	Title:	Chief Financial Officer

[Signature Page to Investment Agreement]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.
PURCHASER:
Trilogy Equity Partners, LLC

By:	/s/ Peter van Oppen
	Name:	Peter van Oppen
	Title:	Partner

Notice Information:		Trilogy Equity Partners 155 108th Avenue NE Suite 400 Bellevue, WA 98004

Address:

Email:		[Private Email]

[Signature Page to Investment Agreement]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.
PURCHASER:
Walleye Opportunities Master Fund Ltd

By:	/s/ William England
Name:	William England
Title:	Chief Executive Officer of the Manager

Notice Information:

Address:	2800 Niagara Lane North Plymouth, MN 55447 Attn: General Counsel

Email:	legal@walleyecapital.com

[Signature Page to Investment Agreement]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.
PURCHASER:
Litespeed Master Fund, Ltd.

By:	/s/ Carlos Leal
Name:	Carlos Leal
Title:	CFO/COO, Anqa Management LLC

Notice Information:

Address:	12 Forest Road Sag Harbor, NY 11963

Email:	operations@litespeedpartners.com

[Signature Page to Investment Agreement]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.
PURCHASER:
Cedar Holdings MGMT LLC

By:	/s/ Keith Kosow
Name:	Keith Kosow
Title:	Managing Member

Notice Information:

Address:	100 South Pointe Dr., #1610 Miami Beach, FL 33139

Email:	[Private Email]

[Signature Page to Investment Agreement]

SCHEDULE 1
SCHEDULE OF PURCHASERS

Purchaser	Number of Preferred Shares to be Purchased	Number of Shares of Company Common Stock Issuable under Warrants	Purchase Price
Trilogy Equity Partners, LLC	2,717	9,980,814	$2,717,000.00
Walleye Opportunities Master Fund Ltd	2,250	8,265,304	$2,250,000.00
Litespeed Master Fund, LTD.	1,000	3,673,468	$1,000,000.00
Cedar Holdings MGMT LLC	250	918,367	$250,000.00

Total:	6,217	22,837,953	$6,217,000